UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment #1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2006
McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Explanatory Note:
          This current report on Form 8-K is amended to add a statement in compliance with Item 4.02(a)(3) of Form 8-K, which requires a statement regarding whether the matters disclosed in the filing had been discussed with the registrant’s independent accountant. The amended report also includes a forward-looking cautionary statement and a clarification that the non-reliance on previously issued financial statements for 2005, 2004 and 2003, includes 2002 and 2001 data.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          As a result of McAfee’s previously announced independent review of its historical stock option grant practices and related accounting, McAfee’s Special Committee of independent directors conducting this review has reached the conclusion that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), the actual accounting measurement dates for certain historical stock options differ from the measurement dates previously used for such awards. The Special Committee has not yet completed its review. As a result, the Special Committee has determined that new accounting measurement dates will apply to the affected option grants. McAfee believes that it is more likely than not that the amount of such additional adjustments relating to prior periods will be material and that McAfee will restate its financial statements in at least one, and potentially several, prior periods.
          McAfee’s authorized officers, after discussing the matter with its auditors, have concluded that its previously issued financial statements for fiscal years 2005, 2004 and 2003, including 2002 and 2001 data, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Reports on Form 10-Q filed with respect to each of these fiscal years and the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal year 2006 should no longer be relied upon. In the event that a restatement of these financial statements is required, it likely will affect financial statements for prior periods.
          Because the Special Committee’s review is ongoing, McAfee has not determined the aggregate amount of additional non-cash stock-based compensation expense, nor has it determined the amount of such expense to be recorded in any specific prior period or in any future period, nor has it determined the tax consequences that may result from these adjustments.
          McAfee also expects that expenses arising from the Special Committee’s review, any potential restatement of financial statements and related activities, which will be recorded in the periods incurred, will be significant.
Forward-Looking Statements
     This Form 8-K/A contains forward-looking statements relating to the outcome of the financial statement restatements and the special committee’s investigation. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by the Company’s management, and there can be no assurance concerning the outcome of the financial statement restatements or the special committee’s independent investigation. Actual results may differ materially. Among the reasons which could cause actual results to differ materially are: the final conclusions of the audit committee concerning matters relating to stock option grants and related accounting including, but not limited to, the accuracy of the measurement dates of option grants and the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews. Our business generally is subject to a number of risks which are described in our SEC filings including our 10-K and 10-Qs. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: August 16, 2006	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer

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